Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Soohwan Kim, CFA (858) 503-3359 ir@maxwell.com
MAXWELL REPORTS THIRD QUARTER 2016 RESULTS
~ Provides Business Outlook for Fourth Quarter 2016 ~
Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - November 1, 2016 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported operational and financial results for the three months ended September 30, 2016. Total revenues for the third quarter of 2016 were $25.5 million, compared with $34.1 million for the second quarter of 2016 and $45.1 million for the prior year quarter. Net loss for the third quarter of 2016 was $6.9 million, compared with net income of $2.2 million for the second quarter of 2016 and a net loss of $1.4 million for the prior year quarter. The Company reported $(2.3) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the third quarter of 2016, compared with $(0.7) million for the second quarter of 2016 and $3.8 million for the prior year quarter. Non-GAAP net loss for the third quarter of 2016 was $5.6 million, compared with a non-GAAP net loss of $4.0 million for the second quarter of 2016 and non-GAAP net income of $0.2 million for the prior year quarter.

"Third quarter financial results were in line with our expectations. Although we continue to face challenging conditions in the China bus and wind markets, we have made great progress on our longer term strategic initiatives to solidify and diversify our business," said Dr. Franz Fink, Maxwell's President and Chief Executive Officer. "We remain vigilant about our cost structure as we navigate through these near term challenges but we are prudently investing in exciting opportunities. Our investments show early promise in the auto market, where we have solidified new design wins and have growing confidence in the long-term growth opportunity."

Maxwell Reports Third Quarter 2016 Results	Page 2 of 12

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Total revenue	$25,506	$34,135	$45,076	$94,844	$117,542
Ultracapacitor revenue	$14,017	$21,224	$31,801	$58,761	$77,194
High-Voltage revenue	$11,489	$11,841	$10,275	$31,507	$32,818
Microelectronics revenue	$—	$1,070	$3,000	$4,576	$7,530
Gross margin	29.9%	29.2%	31.6%	28.7%	31.2%
Non-GAAP gross margin	30.5%	30.0%	32.3%	29.6%	32.0%
Operating loss	$(5,939)	$(3,812)	$(651)	$(15,991)	$(15,482)
Non-GAAP operating income (loss)	$(4,730)	$(3,120)	$1,032	$(11,571)	$(8,858)
Net income (loss)	$(6,855)	$2,167	$(1,449)	$(11,536)	$(20,166)
Net income (loss) per share
Basic and diluted	$(0.21)	$0.07	$(0.05)	$(0.36)	$(0.66)
Adjusted EBITDA	$(2,280)	$(741)	$3,765	$(4,280)	$(381)
Non-GAAP net income (loss)	$(5,646)	$(4,038)	$234	$(14,013)	$(11,457)
Non-GAAP net income (loss) per share
Basic and diluted	$(0.18)	$(0.13)	$0.01	$(0.44)	$(0.38)
Net cash provided by (used in) operating activities	$(6,995)	$(5,394)	$7,406	$(13,983)	$8,530
Cash purchases of property and equipment	$1,060	$1,391	$562	$4,689	$2,779
Cash, cash equivalents and restricted cash	$27,902	$35,775	$25,213	$27,902	$25,213

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
Discussion of Financial and Operational Results for the Quarter
Revenue and Gross Margin

•	Total revenue for the third quarter of 2016 was $25.5 million, compared with $34.1 million for the second quarter of 2016, primarily due to a decrease in ultracapacitor revenue.

◦
Ultracapacitor revenue for the third quarter of 2016 was $14.0 million, compared with $21.2 million for the second quarter of 2016, primarily driven by an expected decline in wind turbine deployments in China.

◦	High-voltage revenue was $11.5 million for the third quarter of 2016, compared with $11.8 million for the second quarter of 2016.

◦	The microelectronics product line was sold in the second quarter of 2016 and revenue of $1.1 million for the second quarter of 2016 reflects the 27 day period during which it was owned by Maxwell.

•	Gross margin for the third quarter of 2016 was 29.9% compared with 29.2% in the second quarter of 2016.

Maxwell Reports Third Quarter 2016 Results	Page 3 of 12

•	Non-GAAP gross margin for the third quarter of 2016 was 30.5% compared with 30.0% in the second quarter of 2016.
Net Income (Loss), Adjusted EBITDA, Operating Expense & Operating Loss

•
Net loss for the third quarter of 2016 was $6.9 million, or $(0.21) per share, compared with net income of $2.2 million, or $0.07 per share, for the second quarter of 2016. The second quarter net income resulted primarily from a gain on the sale of the microelectronics product line.

•	Non-GAAP net loss for the third quarter of 2016 was $5.6 million compared with a non-GAAP net loss of $4.0 million for the second quarter of 2016.

•
Adjusted EBITDA for the third quarter of 2016 was $(2.3) million, compared with $(0.7) million for the second quarter of 2016. The quarter-over-quarter decrease was primarily driven by a decrease in revenue partially offset by reduced operating expenses.

•
Operating expense for the third quarter of 2016 was $13.6 million, compared with $13.8 million for the second quarter of 2016. The quarter-over-quarter decrease was primarily a result of savings from the sale of the microelectronics product line, increased funding from business partners and cost savings efforts, offset by the second quarter release of a tax liability which lowered expense in that quarter.

•
Non-GAAP operating expense for the third quarter of 2016 was $12.5 million compared with $13.4 million for the second quarter of 2016 and excludes stock-based compensation, legal expenses associated with SEC and FCPA matters, the release of a tax liability, and other non-standard charges not reflective of the on-going costs to run the business.

•
Operating loss for the third quarter of 2016 was $5.9 million, compared with an operating loss of $3.8 million for the second quarter of 2016. The quarter-over-quarter increase in operating loss was primarily driven by a decrease in revenue partially offset by lower operating expenses.

•	Non-GAAP operating loss for the third quarter of 2016 was $4.7 million compared with a non-GAAP operating loss of $3.1 million for the second quarter of 2016.
Capital Expenditures

•
Capital expenditures during the third quarter of 2016 were $1.1 million, compared with $1.4 million for the second quarter of 2016. Capital expenditures in the third quarter of 2016 primarily related to capital investments to support new technology and research and development activities.

Business Outlook

•	Total revenue for the fourth quarter of 2016 is expected to be in the range of $24 million to $27 million.

•	Gross margin for the fourth quarter of 2016 is expected to be in the range of 26.5% to 29.5%.

•	Non-GAAP gross margin for the fourth quarter of 2016 is expected to be in the range of 27% to 30%.

Maxwell Reports Third Quarter 2016 Results	Page 4 of 12

•	GAAP operating expense for the fourth quarter of 2016 is expected to be in the range of $13.8 million to $14.2 million.

•	Non-GAAP operating expense for the fourth quarter of 2016 is expected to be in the range of $12.3 million to $12.7 million.
The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of expectations. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant.
The reconciliation of GAAP and non-GAAP fourth quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2016
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	28.0%	GAAP total operating expenses	$14.0
Stock-based compensation expense	0.5%	Stock-based compensation expense	(1.3)
Non-GAAP gross margin	28.5%	Legal cost for SEC and FCPA matters	(0.2)
		Non-GAAP total operating expenses	$12.5
Net Loss Reconciliation:
GAAP net loss	$(7.7)	Adjusted EBITDA Reconciliation:
Stock-based compensation expense	1.4	GAAP net loss	$(7.7)
Legal cost for SEC and FCPA matters	0.2	Interest, taxes, depreciation	3.4
Non-GAAP net loss	$(6.1)	EBITDA	(4.3)
		Stock-based compensation expense	1.4
Net Loss per Share Reconciliation:		Legal cost for SEC and FCPA matters	0.2
GAAP net loss per basic share	$(0.24)	Adjusted EBITDA	$(2.7)
Stock-based compensation expense	0.05
Non-GAAP net loss per diluted share	$(0.19)

Other Business & Operational Highlights

•
Welcomed Olaf Müller as Senior Vice President of Global Sales. A veteran of the automotive industry with deep expertise in sales and business development, Müller is tasked with supporting Maxwell in its efforts for continued worldwide growth and demand for the company's energy storage and power delivery solutions.

•
Announced the first commercial application of lithium-ion capacitors to be used for regenerative braking energy storage in the Beijing subway system. As part of the strategic partnership with China Railway Rolling Stock Corporation (CRRC-SRI) Maxwell announced last year, the companies continue to collaborate to develop next-generation capacitive energy storage solutions for the China rail market.

Maxwell Reports Third Quarter 2016 Results	Page 5 of 12

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers, and entering the conference ID, MAXWELL.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of comprehensive income or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.
The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.
The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.

Maxwell Reports Third Quarter 2016 Results	Page 6 of 12

In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
The Company's statements of operations included in this news release are affected by the following non-cash items, non-recurring items or items unrelated to its ongoing operating results:

•
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses expected to be settled with the Company's fully vested common stock.

•	Gain on sale of product line consists of the gain recorded in connection with the sale of the Company's microelectronics product line.

•	Release of tax liability consists of a foreign tax liability that was released without payment due to the lapse of a statute of limitation.

•	Tax impact of potential cash repatriation consists of non-cash charges associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.

•
Restructuring and related costs represent restructuring and exit costs incurred in connection with the Company's restructuring plan, disposition transaction costs consisting of legal fees and other expenses incurred in connection with the sale of the microelectronics product line and executive transition costs representing recruiting and other expenses incurred in relation to the resignation and hiring of certain executive officers.

•	Accelerated depreciation charges represent the adjustment of the remaining useful life for certain manufacturing equipment in connection with the Company's restructuring plan.

•	CFO transition costs consist of severance charges related to the departure of the Company's former CFO.

•	VAT refund represents a refund of value-added-tax related to operations in China.

•	Shareholder proxy advisement fees represent external advisor expenses incurred in connection with preparing for the Company's 2016 shareholder proxy and annual meeting.

•
Legal costs for the FCPA and SEC matters represent external legal expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.

Maxwell Reports Third Quarter 2016 Results	Page 7 of 12

Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidy programs which could be reduced, modified or discontinued in the future;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Downward pressures on product pricing from increased competition and shifts in sales mix with respect to low margin and high margin business;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.

Maxwell Reports Third Quarter 2016 Results	Page 8 of 12

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3359, or at our investor relations website: investors.maxwell.com. All information in this release is as of November 1, 2016. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Soohwan Kim, CFA, The Blueshirt Group, +1 (858) 503-3359, ir@maxwell.com
Media Contact: Sylvie Tse, Metis Communications, +1 (617) 236-0500, maxwell@metiscomm.com

Maxwell Reports Third Quarter 2016 Results	Page 9 of 12

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$25,506	$34,135	$45,076	$94,844	$117,542
Cost of revenue	17,878	24,154	30,820	67,582	80,830
Gross profit	7,628	9,981	14,256	27,262	36,712
Operating expenses:
Selling, general and administrative	8,374	8,223	9,070	26,695	30,169
Research and development	5,193	5,461	5,781	16,261	19,629
Restructuring and exit costs	—	109	56	297	2,396
Total operating expenses	13,567	13,793	14,907	43,253	52,194
Loss from operations	(5,939)	(3,812)	(651)	(15,991)	(15,482)
Gain on sale of product line	—	(6,657)	—	(6,657)	—
Interest expense, net	48	61	30	179	201
Other income	(5)	(47)	—	(136)	—
Foreign currency exchange (gain) loss, net	49	64	(97)	252	316
Income (loss) before income taxes	(6,031)	2,767	(584)	(9,629)	(15,999)
Income tax provision	824	600	865	1,907	4,167
Net income (loss)	$(6,855)	$2,167	$(1,449)	$(11,536)	$(20,166)
Net income (loss) per common share:
Basic and diluted	$(0.21)	$0.07	$(0.05)	$(0.36)	$(0.66)
Weighted average common shares outstanding:
Basic	31,989	31,842	31,529	31,828	30,440
Diluted	31,989	32,027	31,529	31,828	30,440

Maxwell Reports Third Quarter 2016 Results	Page 10 of 12

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$27,802	$24,382
Restricted cash	100	400
Trade and other accounts receivable, net	20,661	43,172
Inventories, net	34,939	39,055
Prepaid expenses and other current assets	5,319	2,593
Total current assets	88,821	109,602
Property and equipment, net	28,978	32,324
Goodwill	23,856	23,635
Pension asset	6,265	5,849
Other non-current assets	678	603
Total assets	$148,598	$172,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,536	$33,985
Accrued employee compensation	6,229	6,672
Deferred revenue and customer deposits	3,079	3,066
Short-term borrowings and current portion of long-term debt	44	42
Total current liabilities	26,888	43,765
Deferred tax liability, long-term	6,313	6,076
Long-term debt, excluding current portion	56	49
Other long-term liabilities	2,451	2,947
Total liabilities	35,708	52,837
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000 and 40,000 shares authorized at September 30, 2016 and December 31, 2015, respectively; 32,090 and 31,782 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	3,206	3,176
Additional paid-in capital	294,932	291,505
Accumulated deficit	(191,935)	(180,399)
Accumulated other comprehensive income	6,687	4,894
Total stockholders' equity	112,890	119,176
Total liabilities and stockholders' equity	$148,598	$172,013

Maxwell Reports Third Quarter 2016 Results	Page 11 of 12

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Gross Profit Reconciliation:
GAAP gross profit	$7,628	$9,981	$14,256	$27,262	$36,712
Stock-based compensation expense	146	262	186	643	539
Accelerated depreciation	—	—	125	125	309
Non-GAAP gross profit	$7,774	$10,243	$14,567	$28,030	$37,560
Total Operating Expenses Reconciliation:
GAAP total operating expenses	$13,567	$13,793	$14,907	$43,253	$52,194
Stock-based compensation expense	(951)	(1,197)	(869)	(3,116)	(2,367)
Restructuring and related costs	—	(279)	(56)	(853)	(2,396)
CFO transition	—	—	—	—	(284)
VAT refund	—	—	474	—	474
Release of tax liability(1)	—	1,278	—	1,278	—
Shareholder proxy advisement fees	—	—	—	(314)	—
Legal costs for SEC and FCPA matters	(112)	(232)	(921)	(647)	(1,203)
Non-GAAP operating expenses	$12,504	$13,363	$13,535	$39,601	$46,418
Income (Loss) From Operations Reconciliation:
GAAP loss from operations	$(5,939)	$(3,812)	$(651)	$(15,991)	$(15,482)
Stock-based compensation expense	1,097	1,459	1,055	3,759	2,906
Restructuring and related costs	—	279	56	853	2,396
Accelerated depreciation	—	—	125	125	309
CFO transition	—	—	—	—	284
VAT refund	—	—	(474)	—	(474)
Release of tax liability(1)	—	(1,278)	—	(1,278)	—
Shareholder proxy advisement fees	—	—	—	314	—
Legal costs for SEC and FCPA matters	112	232	921	647	1,203
Non-GAAP net income (loss) from operations	$(4,730)	$(3,120)	$1,032	$(11,571)	$(8,858)
Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(6,855)	$2,167	$(1,449)	$(11,536)	$(20,166)
Interest expense, net	48	61	30	179	201
Income tax provision	824	600	865	1,907	4,167
Depreciation	2,450	2,379	2,807	7,416	8,633
Amortization of intangible assets	—	—	51	—	153
EBITDA	(3,533)	5,207	2,304	(2,034)	(7,012)
Foreign currency exchange loss, net	49	64	(97)	252	316
Other income	(5)	(47)	—	(136)	—
Stock-based compensation expense	1,097	1,459	1,055	3,759	2,906
Gain on sale of product line	—	(6,657)	—	(6,657)	—
Restructuring and related costs	—	279	56	853	2,396
CFO transition	—	—	—	—	284
VAT refund	—	—	(474)	—	(474)
Release of tax liability(1)	—	(1,278)	—	(1,278)	—
Shareholder proxy advisement fees	—	—	—	314	—
Legal costs for SEC and FCPA matters	112	232	921	647	1,203
Adjusted EBITDA	$(2,280)	$(741)	$3,765	$(4,280)	$(381)

Maxwell Reports Third Quarter 2016 Results	Page 12 of 12

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(6,855)	$2,167	$(1,449)	$(11,536)	$(20,166)
Stock-based compensation expense	1,097	1,459	1,055	3,759	2,906
Gain on sale of product line	—	(6,657)	—	(6,657)	—
Tax impact of potential cash repatriation	—	—	—	—	2,085
Restructuring and related costs	—	279	56	853	2,396
Accelerated depreciation	—	—	125	125	309
CFO transition	—	—	—	—	284
VAT refund	—	—	(474)	—	(474)
Release of tax liability(1)	—	(1,518)	—	(1,518)	—
Shareholder proxy advisement fees	—	—	—	314	—
Legal costs for SEC and FCPA matters	112	232	921	647	1,203
Non-GAAP net income (loss)	$(5,646)	$(4,038)	$234	$(14,013)	$(11,457)
Net Income (Loss) per Diluted Share Reconciliation:
GAAP net income (loss)	$(0.21)	$0.07	$(0.05)	$(0.36)	$(0.66)
Stock-based compensation expense	0.03	0.04	0.03	0.12	0.10
Gain on sale of product line	—	(0.21)	—	(0.21)	—
Tax impact of potential cash repatriation	—	—	—	—	0.07
Restructuring and related costs	—	0.01	*	0.03	0.07
Accelerated depreciation	—	—	0.01	*	0.01
CFO transition	—	—	—	—	0.01
VAT refund	—	—	(0.01)	—	(0.02)
Release of tax liability(1)	—	(0.05)	—	(0.05)	—
Shareholder proxy advisement fees	—	—	—	0.01	—
Legal costs for SEC and FCPA matters	*	0.01	0.03	0.02	0.04
Non-GAAP net income (loss)	$(0.18)	$(0.13)	$0.01	$(0.44)	$(0.38)
Weighted Average Diluted Common Shares Outstanding used for:
GAAP net income (loss)	31,989	32,027	31,529	31,828	30,440
Non-GAAP net income (loss)	31,989	31,842	31,561	31,828	30,440

*	Net income (loss) effect of this reconciling item was less than $0.01 per share.

(1)	Release of tax liability is partially related to operating expense and partially related to income tax expense.